EXHIBIT 99.1

j2 Global Reports First Quarter 2012 Results

Achieves Record Quarterly Revenues
Increases Quarterly Dividend by 2.4% to $0.215 Per Share

LOS ANGELES -May 3, 2012 - j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the first quarter ended March 31, 2012 and announced that its Board of Directors has declared a quarterly cash dividend of $0.215 per share.

FIRST QUARTER 2012 RESULTS

Revenues increased 18.1% to a quarterly record $86.7 million compared to $73.4 million for Q1 2011.

Earnings per diluted share were $0.60 for Q1 2012 compared to $0.66 per diluted share for Q1 2011; however, Q1 2012 Non-GAAP earnings per diluted share(1) (2) increased 6.7% to $0.64 compared to $0.60 in Q1 2011.  The principal reason for the difference is that Q1 2011 earnings per diluted share were benefited by $0.06 due to the reversal of uncertain income tax positions, net of certain partially offsetting items as outlined in footnote (2) below, which benefit is excluded in calculating Non-GAAP earnings per diluted share.

The Company achieved free cash flow(3) of $38.1 million for the quarter, consistent with $38.2 million for Q1 2011 despite the Company acquiring a number of businesses in the interim that have yet to be fully integrated into its cost structure.

The Company ended the quarter with $193.3 million in cash and investments.

Key financial results for first quarter 2012 versus first quarter 2011 are as follows (in millions, except per share):

	Q1 2012	Q1 2011	% Change
Revenues (4)	$86.7	$73.4	18.1%
Earnings per Diluted Share (5)	$0.60	$0.66	(9.1)%
Non-GAAP Earnings per Diluted Share (1) (2)	$0.64	$0.60	6.7%
Free Cash Flow (3)	$38.1	$38.2	(0.3)%

(1)	The estimated Non-GAAP effective tax rate was approximately 23.1% for Q1 2012 and 26.2% for Q1 2011.

(2)
For Q1 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and certain acquisition-related integration costs, in each case net of tax. For Q1 2011, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, certain acquisition-related integration costs, the reversal of uncertain income tax positions due to expired statutes of limitations and the impact of the change in estimate referenced in Note (4) below, in each case net of tax.

(3)	Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share-based compensation.

(4)
In the first quarter of 2011, the Company made a change in estimate regarding its remaining service obligations to its annual eFax® subscribers which resulted in a one-time, non-cash increase to deferred revenues of $10.3 million with an equal offset to revenues.

(5)
The estimated effective tax rate was approximately 22.6% for Q1 2012 and (36)% for Q1 2011. The Q1 2011 rate reflected the reversal during the quarter of approximately $14.1 million relating to uncertain tax positions due to expired statutes of limitations.

“I'm particularly pleased with our record low churn rate of 2.4% this quarter - continuing a multi-year trend of quarter over quarter improvement and underscoring the value proposition of our services," said Hemi Zucker, j2 Global's chief executive officer.  "We closed four acquisitions this quarter, increased our market presence in Australia and diversified our cloud services business. The tempo of our business remains strong, as evidenced by the addition of over 22,000 net DIDs added during the quarter.”

DIVIDEND

The Company's Board of Directors has approved a quarterly cash dividend of $0.215 per common share, a 2.4% increase versus last quarter's dividend. This is the Company's third consecutive quarterly dividend increase. The dividend will be paid on May 30, 2012 to all shareholders of record as of the close of business on May 16, 2012. Future dividends will be subject to Board approval.

BUSINESS OUTLOOK

j2 Global is reaffirming its previously issued financial estimates for fiscal 2012 of revenues between $345 and $365 million and Non-GAAP net earnings per diluted share to be approximately the same as for 2011.

It is anticipated that the normalized tax rate for 2012 (exclusive of the release of reserves for uncertain tax positions) will be between 24% and 26%.

About j2 Global
Founded in 1995, j2 Global, Inc. provides cloud services to individuals and businesses around the world. j2 Global's network spans 49 countries on six continents. The Company offers Internet fax, voice and email solutions. j2 Global markets its services principally under the brand names eFax®, Onebox®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and LandslideCRM™. As of December 31, 2011, j2 Global had achieved 16 consecutive fiscal years of revenue growth. For more information about j2 Global, please visit www.j2global.com.

Contact:	Jeff Adelman
j2 Global, Inc.
323-372-3617
press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company's expected fiscal 2012 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2011 Annual Report on Form 10-K filed by j2 Global on February 28, 2012, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company's expected fiscal 2012 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2012	2011

ASSETS
Cash and cash equivalents	$135,682	$139,359
Short-term investments	29,072	38,513
Accounts receivable,
net of allowances of $3,752 and $3,404, respectively	19,908	19,071
Prepaid expenses and other current assets	9,091	14,311
Deferred income taxes	2,203	1,643

Total current assets	195,956	212,897

Long-term investments	28,593	43,077
Property and equipment, net	14,205	14,438
Goodwill	290,097	279,016
Other purchased intangibles, net	103,741	98,067
Deferred income taxes	4,690	3,160
Other assets	652	516

TOTAL ASSETS	$637,934	$651,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$23,224	$24,070
Income taxes payable	2,372	1,494
Deferred revenue	28,157	26,695
Liability for uncertain tax positions	5,523	5,523
Deferred income taxes	3	16

Total current liabilities	59,279	57,798

Liability for uncertain tax positions	26,089	24,554
Deferred income taxes	10,154	12,102
Other long-term liabilities	2,175	2,342

Total liabilities	97,697	96,796

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	543	554
Additional paid-in capital	196,012	197,374
Treasury stock	(112,671)	(112,671)
Retained earnings	457,458	472,595
Accumulated other comprehensive loss	(1,105)	(3,477)

Total stockholders' equity	540,237	554,375

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$637,934	$651,171

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2012	2011

Revenues
Subscriber	$84,825	$72,868
Other	1,827	516

Total revenue	86,652	73,384

Cost of revenues (including share-based compensation of $242 and $244 for the three months of 2012 and 2011, respectively)	15,864	15,792

Gross profit	70,788	57,592

Operating expenses:
Sales and marketing (including share-based compensation of $375 and $348 for the three months of 2012 and 2011, respectively)	14,860	15,511
Research, development and engineering (including share-based compensation of $116 and $147 for the three months of 2012 and 2011, respectively)	4,489	4,772
General and administrative (including share-based compensation of $1,560 and $1,466 for the three months of 2012 and 2011, respectively)	13,829	14,242

Total operating expenses	33,178	34,525

Operating earnings	37,610	23,067

Interest and other income (expense), net	(719)	(327)

Earnings before income taxes	36,891	22,740

Provision for income taxes	8,352	(8,195)

Net earnings	$28,539	$30,935

Basic net earnings per common share	$0.61	$0.69

Diluted net earnings per common share	$0.60	$0.66

Basic weighted average shares outstanding	46,400,441	45,093,127

Diluted weighted average shares outstanding	46,794,603	46,558,543

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2012	2011

Cash flows from operating activities:
Net earnings	$28,539	$30,935
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	4,926	5,109
Amortization of discount or premium of investments	319	102
Share-based compensation	2,280	2,205
Excess tax benefit from share-based compensation	(286)	(679)
Provision for doubtful accounts	1,289	970
Deferred income taxes	(3,498)	(47)
Decrease (increase) in:
Accounts receivable	936	(1,681)
Prepaid expenses and other current assets	(1,055)	(687)
Other assets	150	83
(Decrease) increase in:
Accounts payable and accrued expenses	(4,488)	(143)
Income taxes payable	7,532	2,450
Deferred revenue	700	11,157
Liability for uncertain tax positions	1,536	(11,873)
Other	62	252
Net cash provided by operating activities	38,942	38,153

Cash flows from investing activities:
Purchase of certificate of deposit	(5,822)	—
Sales of available-for-sale investments	45,164	3,600
Purchases of available-for-sale investments	(15,537)	(1,243)
Purchases of property and equipment	(1,159)	(625)
Purchases of intangible assets	(900)	(1,142)
Acquisition of businesses, net of cash received	(18,843)	324
Net cash provided by investing activities	2,903	914

Cash flows from financing activities:
Repurchases of common stock and restricted stock	(40,273)	(1,091)
Issuance of common stock under employee stock purchase plan	29	38
Exercise of stock options	2,591	2,600
Excess tax benefit from share-based compensation	286	679
Dividends paid	(9,975)	—
Net cash (used in) provided by financing activities	(47,342)	2,226

Effect of exchange rate changes on cash and cash equivalents	1,820	871

Net (decrease) increase in cash and cash equivalents	(3,677)	42,164
Cash and cash equivalents at beginning of period	139,359	64,752
Cash and cash equivalents at end of period	$135,682	$106,916

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of the impact to revenues resulting from a change in estimate of deferred revenue; (2) elimination of share-based compensation expense and the associated payroll taxes; (3) elimination of certain acquisition and related exit costs; (4) elimination of a change to our liability of uncertain tax position due to expiration of statues of limitations and a trade name sale and (5) elimination of income tax expense associated with the change in estimate of deferred revenue, shared-based compensation and associated payroll taxes and certain acquisition and related exit costs.  Non-GAAP net earnings and non-GAAP net earnings per share are not meant as a substitute for measures determined under GAAP, but are solely for informational purposes. The following table illustrates and reconciles the GAAP net earnings with the aforementioned exclusions. The Company believes that this non-GAAP financial information are useful measures of operating performance because they exclude certain non-cash or non-ordinary course transactions.

	THREE MONTHS ENDED MARCH 31, 2012				THREE MONTHS ENDED MARCH 31, 2011
	GAAP	(2) Share-based Compensation	(3) Acquisition and Exit Costs	Non-GAAP	GAAP	(1) Change in Estimate of Deferred Revenue	(2) Share-based Compensation	(3) Acquisition and Exit Costs	(4) Uncertain Tax Position	Non-GAAP

Revenues:
Subscriber	$84,825	—	—	$84,825	$72,868	$10,325	—	—	—	$83,193

Cost of revenues	15,864	(242)	(6)	15,616	15,792	—	(250)	(321)	—	15,221

Operating expenses:
Sales and marketing	14,860	(375)	(90)	14,395	15,511	—	(354)	(740)	—	14,417
Research, development and engineering	4,489	(116)	(5)	4,368	4,772	—	(152)	(635)	—	3,985
General and administrative	13,829	(1,630)	(48)	12,151	14,242	—	(1,497)	(815)	—	11,930

Income tax provision (5)	8,352	733	34	9,119	(8,195)	2,707	682	648	14,059	9,901

Net earnings	$28,539	1,630	115	$30,284	$30,935	7,618	1,571	1,863	(14,059)	$27,928

Net earnings per share:
Basic	$0.61	0.03	0.00	$0.64	$0.69	0.17	0.03	0.04	(0.31)	$0.62
Diluted	$0.60	0.03	0.00	$0.64	$0.66	0.16	0.03	0.04	(0.30)	$0.60

j2 Global, Inc.
Free Cash Flows
(in Thousands)

	Q1	Q2	Q3	Q4	YTD
2012
Net cash provided by operating activities	$38,942				$38,942
Less: Purchases of property and equipment	(1,159)				(1,159)
Add: Excess tax benefit from share-based compensation	286				286
Free cash flows	$38,069	$—	$—	$—	$38,069

2011
Net cash provided by operating activities	$38,153	$42,398	$28,682	$41,515	$150,748
Less: Purchases of property and equipment	(625)	(1,860)	(2,590)	(1,769)	(6,844)
Add: Excess tax benefit from share-based compensation	679	1,443	11,124	315	13,561
Free cash flows	$38,207	$41,981	$37,216	$40,061	$157,465